                                                                     EXHIBIT 4.5


         THIS INDENTURE dated as of the fifteenth day of November, 1989, between BSN CORP., a Delaware corporation (the "Company"), and MTrust Corp, National Association (the "Trustee").

         Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the holders of the Company's 9-1/4% Senior Subordinated Notes due 1996.


                                  ARTICLE ONE

Definitions and Incorporation by Reference

         SECTION 1.01.    Certain terms defined.  The terms defined in this
Section 1.01 (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this
Section 1.01. All other terms used in this Indenture which are defined in the TIA or which are by reference therein defined in the Securities Act of 1933 (except as otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the TIA and in said Securities Act as they are in force at the date of the execution of this Indenture.

         Board of Directors: The term "Board of Directors," when used with reference to the Company, shall mean the Board of Directors of the Company, or the Executive Committee of the Board of Directors of the Company, if any.

         Business Day: The term "business day" shall mean a day other than a Saturday, a Sunday, or a day which shall be in the City of Dallas, Texas, a day on which banking institutions are authorized or obligated by law, regulation, or executive order to close.

         Company: The term "Company" shall mean BSN Corp., a Delaware corporation, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

         Event of Default: The term "Event of Default" shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

         Indenture: The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

         Interest Payment Date: The term "Interest Payment Date" shall mean the stated maturity of an installment of interest on the Notes.

         Note or Notes; Outstanding: The term "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.





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         The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

                 (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that such Notes shall have reached their stated maturity, or, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Four provided, or provision satisfactory to the Trustee shall have been made for giving notice; and

                 (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

         Note Register: The term "Note Register" shall have the meaning specified in Section 2.05.

         Noteholder; Registered Holder: The term "Noteholder," "holder of Notes," or "registered holder" or other similar terms, shall mean any person who shall at the time be the registered holder of any Note or Notes on the books of the Company kept for that purpose in accordance with the provisions of the Indenture and shall also mean the executors, administrators, and other legal representatives of such person.

         Officers' Certificate: The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board or the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.05, if and to the extent required by the provisions thereof.

         Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.05, if and to the extent required by the provisions thereof.

         Record Date: The term "Record Date" shall mean a Regular Record Date or a Special Record Date.

         Redemption Date: The term "Redemption Date" when used with respect to any Notes to be redeemed shall mean the date fixed for redemption by or pursuant to this Indenture.





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         Regular Record Date:  The term "Regular Record Date" for the interest payable on any Interest Payment Date shall mean the April 30 or October 31, as the case may be, next preceding such Interest Payment Date, or, if such April 30 or October 31 is not a business day, the business day next preceding such April 30 or October 31.

         Responsible Officer: The term "responsible officer," when used with respect to the Trustee, shall mean any officer within the Debt Administration Department of the Trustee, including (without limitation) any Vice President, Assistant Vice President, any trust officer, or any other officer performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

         SEC:  The term "SEC" shall mean the Securities and Exchange Commission.

         Senior Indebtedness: The term "Senior Indebtedness" shall mean the principal, premium (if any), interest, penalties, and other amounts (including attorneys' fees, costs, and expenses associated therewith) due with respect to any indebtedness, contingent or otherwise, now outstanding or created, incurred, issued, assumed, or guaranteed in the future by the Company or to which assets of the Company are subject, including, without limitation: (i) indebtedness for money borrowed, (ii) indebtedness of the Company which is evidenced by a note, debenture, or similar instrument given in connection with the acquisition of any property or assets, (iii) obligations incurred under leases which are required to be capitalized under generally accepted accounting principles, and (iv) all deferrals, renewals, extensions, and refundings of any such indebtedness or obligations; other than (a) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to all other indebtedness of the Company, (b) indebtedness which by its terms refers explicitly to the Notes issued hereunder and states that such indebtedness shall not be senior thereto, (c) indebtedness of the Company in respect of the Notes, (d) indebtedness of the Company in respect of its 7-3/4% Convertible Subordinated Debentures due 2001, (e) indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services, and (f) lease obligations which are not capitalized as provided in (iii) above.

         Special Record Date: The term "Special Record Date" for payment of any defaulted interest shall mean a date fixed by the Trustee pursuant to
Section 2.03.

         Subordinated Debt: The term "Subordinated Debt" shall mean the principal, premium (if any), and unpaid interest on (i) the Company's 7-3/4% Convertible Subordinated Debentures due 2001, and (ii) any indebtedness for money borrowed now outstanding or hereafter incurred as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to all other indebtedness of the Company.





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         Subsidiary:  The term "Subsidiary" shall mean any corporation or other entity at least a majority of the outstanding voting shares of which is at the time directly or indirectly owned or controlled (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

         Trustee; Principal Office: The term "Trustee" shall mean MTrust Corp, National Association, and, subject to the provisions of Article Seven, shall also include its successors. The term "principal office" shall mean the principal office of the Trustee, at which at any particular time its corporate trust business may be administered.

         TIA: The term "TIA" shall mean the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as it is in force at the date of execution of this Indenture.

         U.S. Government Obligations: The term "U.S. Government Obligations" shall mean direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         SECTION 1.02. References are to Indenture. Unless the context otherwise requires, all references herein to "Articles," "Sections," and other subdivisions refer to the corresponding Articles, Sections, and other subdivisions of this Indenture, and the words "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision hereof.

         SECTION 1.03. Incorporation by reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rules and not otherwise defined herein shall have the meanings assigned to them therein.





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         SECTION 1.04.    Rules of Construction.  Unless the context otherwise
requires:

         (1)     a term has the meaning assigned to it.

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles on the date hereof.

         (3)     "or" is not exclusive.

         (4) words in the singular include the plural, and words in the plural include the singular.

         (5)     provisions apply to successive events and transactions.


                                  ARTICLE TWO

                  Issue, Description, Execution, Registration,
                             and Transfer of Notes

         SECTION 2.01. Designation, amount, authentication, and delivery of Notes. The Notes shall be designated as 9-1/4% Senior Subordinated Notes due 1996. Notes in the aggregate principal amount of up to Twenty-Five Million dollars ($25,000,000), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its President or a Vice President, without any further corporate action by the Company. Such written order need not be accompanied by the Officers' Certificate and Opinion of Counsel provided for in Section 14.05.

         The aggregate principal amount of Notes authorized by this Indenture is limited to Twenty-Five Million dollars ($25,000,000) and, except as provided in Section 2.07, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

         Nothing contained in thisSection 2.01 or elsewhere in this Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.05, 2.06, 2.07, 4.02, 4.03, 10.04 and 11.02.

         SECTION 2.02. Form of Notes and Trustee's Certificate. The definitive Notes and the Trustee's Certificate of Authentication to be borne by the Notes shall be substantially in the form attached as Exhibit A, and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed, or engraved thereon as the





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officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Notes may be listed, or to conform to usage.

         SECTION 2.03. Date of Notes and denominations; payment of interest; persons deemed owners. The Notes shall bear interest at the rate per annum set forth in their title, payable semi-annually on May 15 and November 15 commencing May 15, 1990, shall mature on November 15, 1996, and shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. The person in whose name any Note is registered at the close of business of the paying agent hereunder on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable thereon on such Interest Payment Date notwithstanding the cancellation of such Note upon registration of transfer thereof subsequent to such Record Date and prior to the Interest Payment Date, unless such Note shall have been called for redemption on a Redemption Date subsequent to such Record Date and prior to such Interest Payment Date, in which case interest shall be paid to the Redemption Date, or unless an Event of Default shall have occurred and be continuing as the result of a default in the payment of interest due on such Interest Payment Date on any Note, in which case the defaulted interest shall be paid to the person in whose name such Note (or any Note or Notes issued upon registration of transfer or exchange thereof) is registered on the Special Record Date. Payment of interest may be made at the option of the Company by check mailed by the paying agent to the registered address of the person entitled thereto.

         Except as provided in the next sentence, the Notes shall be dated the date of their authentication and shall bear interest from November 30, 1989, or, if interest to any subsequent May 15 or November 15 has been paid, from the most recent such May 15 or November 15, semi-annually on May 15 or November 15 of each year, commencing May 15, 1990, or if such date is not a business day, on the next succeeding business day thereafter until payment of said principal sum has been made or duly provided for. Each Note authenticated between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall be dated the date of its authentication but shall bear interest from such Interest Payment Date.

         Any interest on any Note which is payable, but is not punctually paid, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder thereof on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

         The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same





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         time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Section 2.03(a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following clause
         (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.03(b), such payment shall be deemed practicable by the Trustee.

         Interest on the Notes shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

         Overdue installments of interest on the Notes shall bear interest (to the extent permitted by law) at the rate per annum specified in the title of the Notes.

         SECTION 2.04. Execution of Notes. The Notes shall be signed on behalf of the Company, manually or in facsimile, by its Chairman or Vice Chairman of the Board, President, or a Vice President under its corporate seal (which may be in facsimile) reproduced thereon and attested, manually or in facsimile, by its Secretary or an Assistant Secretary. Only such Notes as shall bear thereon a Trustee's Certificate of Authentication, substantially in the form found on Exhibit A attached hereto, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         In case any officer of the Company whose signature appears on any of the Notes, manually or in facsimile, shall cease to be such officer before such Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person whose signature appears on such Notes had not ceased to be such officer of the Company; and any Note





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may be signed, and the corporate seal reproduced thereon may be attested, on behalf of the Company, manually or in facsimile, by such person as, at the actual date of the execution of such Note, shall be the proper officer of the Company, although at the date of the execution of this Indenture any such person was not such officer.

         SECTION 2.05. Transfer of Notes. The Company shall keep or cause to be kept, at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.02, a register or registers (sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and maintain a list of the names and addresses of the Noteholders and shall register the transfer of Notes as provided in this Article Two. Upon surrender for registration or transfer of any Note at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount. The Trustee shall have the right to examine the register at any time.

         All Notes presented or surrendered for registration of transfer, redemption, or payment shall, if so required by the Company or the Trustee, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company or the Trustee, duly executed by the registered holder or by his duly authorized attorney.

         No service charge shall be made for any registration or transfer of Notes to the Noteholder, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Company shall not be required to issue or register the transfer of any Notes for a period of fifteen days next preceding any date for the selection of Notes to be redeemed. The Company shall not be required to register the transfer of any Note called or being called for redemption.

         SECTION 2.06. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed, or typewritten) of any authorized denomination and substantially in the form of the definitive Notes, but with or without a recital of specific redemption prices and with such omissions, insertions, and variations as may be appropriate for temporary Notes, all as may be determined by the Board of Directors of the Company. Temporary Notes may contain such reference to any provisions of the Indenture as may be appropriate. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unnecessary delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all Notes may be surrendered in exchange therefor, at any office or agency to be maintained by the Company in accordance with the provisions of
Section 5.02, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.





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
         SECTION 2.07. Mutilated, destroyed, lost, or stolen Notes. In case any temporary or definitive Notes shall become mutilated or be destroyed, lost, or stolen, the Company shall, in the case of any mutilated Notes, and in the case of any destroyed, lost, or stolen Notes in its discretion may, execute, and upon the Company's request the Trustee shall authenticate and deliver, a new Note bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Note, or in lieu of and substitution for the Note so destroyed, lost, or stolen, or, if any such Note shall have matured or shall be about to mature, instead of issuing a substituted Note, the Company may pay the same without surrender thereof except in the case of a mutilated Note. In every case the applicant for a substituted Note or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss, or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss, or theft of such Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same, or the Trustee or any paying agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this Section 2.07. Upon the issue of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every substituted Note issued pursuant to the provisions of this
Section 2.07 in substitution for any destroyed, lost, or stolen Note shall constitute a contractual obligation of the Company, whether the destroyed, lost, or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without surrender.

         SECTION 2.08. Cancellation of surrendered Notes. All Notes surrendered upon or for the purpose of payment, redemption, substitution, or registration of transfer, shall, if surrendered to the Company or any paying agent or registrar, be delivered to the Trustee and the same, together with Notes surrendered to the Trustee, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall return cancelled Notes to the Company.

                                 ARTICLE THREE

                             Subordination of Notes

         SECTION 3.01. Notes Subordinate to Senior Indebtedness. The Company, for itself, its successors, and assigns, covenants and agrees and each Noteholder, by his acceptance thereof,





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likewise covenants and agrees, that all Notes issued hereunder shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Senior Indebtedness. The provisions of this Article Three are made for the benefit of all holders of Senior Indebtedness, and any such holder may proceed to enforce such provisions.

         SECTION 3.02. Distribution on dissolution, liquidation, and reorganization; Subrogation of Notes. Upon any distribution of assets by the Company upon any dissolution, winding up, liquidation, or reorganization of the Company, whether in bankruptcy, insolvency, reorganization, or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law),

                 (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and the interest due thereon before the holders of the Notes are entitled to receive any payment upon the principal of (or premium, if any) or interest on indebtedness evidenced by the Notes;

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to which the holders of the Notes or the Trustee (this Section shall not affect fees and expenses due the Trustee underSection 7.06) would be entitled except for the provisions of this Article Three shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, shall be received by the Trustee or holders of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.





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Subject to the payment in full of all Senior Indebtedness, the holders of the
Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Senior Indebtedness shall be paid in full and no such payments or distributions to the holders of the Notes of cash, property, or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes. It is understood that the provisions of this Article Three are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article Three or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the holders of the Notes and creditors of the Company, other than the holders of the Senior Indebtedness, nor shall anything herein or in the Notes prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Three of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Three, the Trustee, subject to the provisions of Section 7.01, and the holders of the Notes shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Three.

         The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall pay over or distribute to or on behalf of holders of Notes or the Company money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Three.

         SECTION 3.03. Payments on Notes prohibited during event of default under Senior Indebtedness. In the event and during the continuation of any default in the payment of principal of (or premium, if any), interest on, or sinking fund obligation with respect to any Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of or interest on the Notes shall be made by the Company.

         SECTION 3.04. Payments on Notes permitted. Nothing contained in this Indenture or in any of the Notes shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 3.02 and 3.03, payments of principal of or interest on the Notes, or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of or interest on the Notes, if at least three business days prior to the date of payment or the date such deposit is made, the Trustee did not have written notice of any event prohibiting the making of such deposit by the Company.

         SECTION 3.05. Authorization of Noteholders to Trustee to Effect Subordination. Each holder of Notes by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Three and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 3.06. Notices to Trustee. Notwithstanding any other provisions of this Indenture, neither the Trustee nor any paying agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such paying agent, unless and until a responsible officer of the Trustee assigned to its debt administration department or such paying agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

         SECTION 3.07. Notes Senior to Subordinated Debt. Notwithstanding the provisions of this Article Three or any other provisions of this Indenture, the Company covenants and agrees that each holder of a Note, subject to the rights of the holders of Senior Indebtedness, shall be first entitled to receive payment in full of the principal thereof (and the premium, if any) and the interest due thereon before the holders of any Subordinated Debt at any time issued by the Company are entitled to receive any distributions of assets or securities of the Company.


                                  ARTICLE FOUR

                              Redemption of Notes

         SECTION 4.01. Redemption Price. The Company may, at any time at its option, redeem all or from time to time any part of the Notes at a redemption price equal to 100% of the unpaid principal amount thereof plus accrued interest thereon to the date fixed for redemption.

         SECTION 4.02. Notice of Redemption; Selection of Notes. In case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Notes in accordance with the right reserved so to do, it shall at least 60 days prior to the Redemption Date fixed by the Company (unless shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and provide the Trustee with an Officers' Certificate as to the satisfaction of relevant conditions precedent to such redemption.

         Notice of redemption shall be given by the Trustee in the name of and at the expense of the Company to the holders of Notes to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption not less than 30 days nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the registry books, but failure to give such notice by mailing to the holder of any Note designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Notes.

         Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether the holder actually receives the notice.

         Each such notice of redemption shall specify the total principal amount to be redeemed, the date fixed for redemption, and the redemption price at which the Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of
Section 5.02, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. If less than all the Notes are to be redeemed, the notice of redemption to each holder shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or an integral multiple thereof), and shall state that on and after the redemption date, upon surrender of such Note, the holder will receive the redemption price together with accrued interest in respect of the principal amount thereof called for redemption and, without charge to the Noteholder, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed.

         At least one business day prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient in next day funds to redeem on the Redemption Date all the Notes or portions of Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

         If less than all the Notes are to be redeemed, the Company shall give the Trustee, at least 60 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, notice of the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select, on a pro rata basis or by lot, Notes or portions of Notes thereof to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes or portions thereof to be redeemed.

         SECTION 4.03. When Notes Called for Redemption Become Due and Payable. If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the

Company shall default in the payment of such Notes at the redemption price, together with interest accrued to the date fixed for redemption) interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at the place of payment in said notice specified, the said Notes shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to the date fixed for redemption. If the date fixed for redemption is an Interest Payment Date, such payment shall not include accrued interest, which interest shall be paid in the usual manner otherwise provided for herein. Upon presentation of any Note which is redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver at the expense of the Company, a new Note or Notes in principal amount equal to the unredeemed portion of the Note so presented.

         SECTION 4.04. Cancellation of Redeemed Notes. All Notes surrendered to the Trustee, pursuant to the provisions of this Article Four, shall be forthwith cancelled by it and returned to the Company.


                                  ARTICLE FIVE

                      Particular Covenants of the Company

         The Company covenants as follows:

         SECTION 5.01. Payment of Principal of and Interest on Notes. The Company will duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the time and place and in the manner provided in the Notes and this Indenture.

         SECTION 5.02. Maintenance of Office or Agency for Registration of Transfer, Exchange, and Payment of Notes. So long as any of the Notes shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York and in the City of Dallas, State of Texas where the Notes may be surrendered for registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served, and where the Notes may be presented or surrendered for payment. The Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in location thereof, or at the option of the Noteholder, such surrenders, presentations, and demands may be made and notices may be served at the principal corporate trust office of the Trustee in the City of Dallas, Texas and the Company hereby appoints the Trustee its agent to receive at the aforesaid offices all such surrenders, presentations, notices, and demands.

         SECTION 5.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 5.04.    Provision as to Paying Agent.

                 (a) The Company initially appoints the Trustee as paying agent. If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of thisSection 5.04,

                          (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the persons entitled thereto;

                          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable;

                          (3) that at any time during the continuance of any such failure, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                          (4) that it will maintain such records as may be requested by the Trustee and furnish to the Trustee such copies thereof as the Trustee may request.

                 (b) Whenever the Company shall have one or more paying agents, it will prior to each due date of the principal of or interest on any Notes, deposit with a paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal or interest, and (unless such paying agent is the Trustee) the paying agent will promptly notify the Trustee of its failure to so act.

                 (c) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate, and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal or interest so becoming due and will notify the Trustee of any failure to take such action.

                 (d) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture pursuant toArticle Twelve hereof, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee or such paying agent upon the trusts herein contained.

                 (e) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to the provisions of Sections 12.03 and 12.04.

                 (f) Within a reasonable time prior to each Interest Payment Date, the Company shall instruct each paying agent, if any, concerning the manner in which payment of interest is to be made. If no instructions are received within five days prior to any Interest Payment Date, each paying agent may make the payments required to be made by it on such Interest Payment Date in any manner permitted hereunder.

         SECTION 5.05. Officers' Certificates as to Default. The Company will, so long as any of the Notes are outstanding:

                 (a) deliver to the Trustee, within 15 days of becoming aware of any defaults in the performance of any covenant, agreement, or condition contained in this Indenture, an Officers' Certificate specifying such default or defaults, and additional Officers' Certificates as reasonably requested by the Trustee with respect to the continuance of such default or defaults; and

                 (b) deliver to the Trustee within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1989, an Officers' Certificate stating, as to each signer thereof, that:

                          (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

                          (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

         SECTION 5.06. Limitation on Dividends and Other Payments. So long as any of the Notes are outstanding, if an Event of Default exists under this Indenture, the Company will not declare or pay any dividends or make any other distributions of any sort in respect of its capital stock or to its stockholders (other than dividends or distributions payable solely in capital stock of the Company), or make or permit any Subsidiary to make any payment on account of the purchase, redemption, or other acquisition or retirement of any of the capital stock of the Company.

         SECTION 5.07.    Reports by the Company.

                 (a) The Company covenants and agrees to file with the Trustee within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Sections 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                 (b) The Company covenants and agrees to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                 (c) The Company covenants and agrees to transmit to the holders of Notes within 30 days after the filing thereof with the Trustee such summaries of any information, documents, and reports required to be filed by the Company pursuant to subsections (a) and
         (b) of this Section 5.07 as may be required by rules and regulations prescribed from time to time by the SEC.


                                  ARTICLE SIX

                   Remedies of the Trustee and Distributions
                              on Event of Default

         SECTION 6.01. Event of Default defined. In case one or more of the following Events of Default shall have occurred and be continuing, that is to say:

                 (a) default in the payment, whether or not prohibited by the provisions of Article Three, of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment, whether or not prohibited by the provisions of Article Three, of the principal of any of the Notes as and when the same shall become due and payable either at maturity, or upon redemption, by declaration or otherwise; or

                 (c) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes at the time outstanding; or

                 (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect,or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                 (e) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors;

then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 33-1/3% in aggregate principal amount of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by the Noteholders), may declare the principal of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all Notes which shall have become due and otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law, and on such principal at the rate of interest borne by the Notes to the date of such payment or deposit) and the expenses of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of principal of and accrued interest on the Notes which shall have become due by declaration, shall have been remedied, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee, and the Noteholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies, and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

         SECTION 6.02. Payment of Notes on default; suit therefor. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Noteholders, the whole amount that then shall have become due and payable on all such Notes for principal or interest, or both as the case may be, with interest upon the overdue principal and installment of interest (to the extent permitted by law) at the rate of interest borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys, and counsel, and any expenses or liabilities incurred by the Trustee.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Notes, and collect in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Notes under the federal bankruptcy laws or any other applicable law or in connection with the insolvency of the Company or any other obligor upon the Notes or in case a receiver or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company or any other obligor upon the Notes or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any judicial proceeding relative to the Company or any other obligor upon the Notes, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee, or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, liabilities, and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall not be subordinated to the payment of Senior Indebtedness pursuant to Article Three and shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities, and other property which the Noteholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting Notes or the rights of Noteholders, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Noteholders.

         SECTION 6.03. Application of moneys collected by Trustee. Subject to the provisions of Article Three, any moneys collected by the Trustee pursuant to Section 6.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid.

                 First: To the payment of all amounts due the Trustee pursuant to Section 7.06;

                 Second: In case no principal of the outstanding Notes shall have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest upon the overdue installment of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                 Third: In case any principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal (and premium, if any) and installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

                 Fourth: To the payment of the remainder, if any, to the Company, its successors, or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         SECTION 6.04. Limitations on suits by holders of Notes. No holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, losses, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb, or prejudice the rights of any other Noteholders, or to obtain or seek to obtain priority over or preference to any other such Noteholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable, and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions of this Indenture, but subject to the provisions of Article Three, the right of any holder of any Note to receive payment of the principal of and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

         SECTION 6.05. Proceedings by Trustee; Remedies cumulative and continuing. In case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. All powers and remedies given by this Article Six to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Noteholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any of the Noteholders to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

         SECTION 6.06. Rights of holders of majority in principal amount of Notes to direct Trustee and to waive defaults. The holders of a majority in aggregate principal amount of the

Notes at the time outstanding (determined as provided in Section 8.04), or, if a record date is set in accordance with Section 8.05 as of such record date, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, and provided further that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Noteholders. Prior to the declaration of the maturity of the Notes as provided in Section 6.01, the holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined as provided in Sections 8.04 and 8.05) may on behalf of all of the Noteholders waive any past default hereunder and its consequences, except a default in the payment of interest on, or the principal of, any of the Notes. In the case of any such waiver the Company, the Trustee, and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 6.07. Trustee to give notice of defaults known to it, but may withhold in certain circumstances. The Trustee shall, within 90 days after the occurrence of a default hereunder, give to the Noteholders notice of such defaults known to the Trustee unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section 6.07 being hereby defined to be the events specified in clauses
(a), (b), (c), (d), and (e) of Section 6.01, not including any periods of grace provided for in clauses (a), (c), and (d), respectively, and irrespective of the giving of notice specified in clause (c)); provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

         SECTION 6.08. Requirements of an undertaking to pay costs in certain suits under the Indenture or against the Trustee. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders holding in the aggregate more than 10% in aggregate principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note, on or after the due date expressed in such Note.

                                 ARTICLE SEVEN

                             Concerning the Trustee

         SECTION 7.01. Duties and responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.
In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         Subject toSection 6.07, the Trustee shall not be charged with knowledge of the continuance either of default in payment of interest on the Notes or of any Event of Default unless either (a) a responsible officer of the Trustee assigned to its debt administration department shall, as such officer, have actual knowledge thereof, or (b) written notice of such continuance shall have been given to a responsible officer of the Trustee by the Company or by the holders of at least 25% in principal amount of the Notes at the time outstanding.

         No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided, however, that

                 (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                          (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the formal requirements of this Indenture:

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding (determined as provided in Sections 8.04 or 8.05) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee has a reasonable basis for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 7.02. Reliance on documents, opinions, etc. Subject to the provisions of Section 7.01:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, waiver, approval, bond, Note, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) Any request, direction, order, or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer (unless other evidence in respect thereof be herein specifically 2prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

                 (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee indemnity or security satisfactory to it against any costs, losses, expenses, and liabilities which may be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, taking into account the absence of such security or indemnity, except that in the absence of such security or indemnity the Trustee shall not be required to expend its own funds;

                 (e) The Trustee shall not be liable for any actions taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or right or powers conferred upon it by this Indenture;

                 (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Note, or other paper or document, unless requested in writing so to do by the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding (determined as provided in Section 8.04 or 8.05); provided, however, that if the payment within a reasonable time to the Trustee of any costs, losses, expenses, or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity or security against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

                 (g) The Trustee may execute any trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Trustee shall not be responsible or in any way liable for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 7.03. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication or in any prospectus or registration statement used in connection with the offer and sale of the Notes.

         SECTION 7.04. Trustee, paying agent, or Note registrar may own Notes. The Trustee or any paying agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, or Note registrar.

         The Trustee shall be entitled to all the rights set forth in Article Three in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in Section 7.13 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         SECTION 7.05. Moneys received by Trustee to be held in trust without interest. Subject to the provisions of Section 12.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

         SECTION 7.06. Compensation and expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the compensation and the expenses and disbursements of its counsel and all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Trustee, other than as specifically provided in Section 7.01 hereof, and arising out of or in connection with (a) the acceptance or administration of this trust, including liability which the Trustee may incur as a result of the failure to withhold, pay or report, any tax, assessment, or governmental charge and including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, or (b) any act or omission of any Note registrar or paying agent. The obligations of the Company under this
Section 7.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements, and advances shall constitute additional indebtedness for services hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall not be subordinated to the payment of Senior Indebtedness pursuant to Article Three and shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes and shall be further secured by a right of set off hereby granted by the Company to the Trustee against all funds deposited by the Company with the Trustee other than funds deposited by the Company with the Trustee pursuant to the terms of this Indenture.

         SECTION 7.07. Right of Trustee to rely on Officers' Certificate where no other evidence specifically prescribed. Subject to the provisions of
Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered, or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 7.08. Eligibility: Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

         SECTION 7.09.    Resignation or removal of Trustee.

                 (a) The Trustee, or any trustee hereafter appointed, may at any time either before or after an Event of Default has occurred and is continuing hereunder resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions ofSection 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor trustee.

                 (b) In case at any time either of the following shall occur--

                          (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                          (2)     the Trustee shall become incapable of acting,

                 or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, remove the Trustee and appoint a successor trustee.

                 (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined as provided inSection 8.04) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments signed by such holders or their attorneys-in-fact duly authorized, or by the affidavits of the permanent chairman and secretary of a meeting of the Noteholders evidencing the vote upon a resolution or resolutions submitted thereto with respect to such removal and appointment (as provided in Article
         Nine), and by delivery thereof to the Trustee so removed, to the successor trustee and to the Company.

                 (d) Any resignation or removal of the Trustee and appointment of any successor trustee pursuant to any of the provisions of thisSection 7.09 shall become effective upon (i) acceptance of appointment by the successor trustee as provided inSection 7.10 and
         (ii) payment of all fees and expenses due to the Trustee hereunder.

         SECTION 7.10. Acceptance by successor to Trustee; Notice of succession of a Trustee. Any successor trustee appointed as provided in
Section 7.09 shall execute, acknowledge, and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, duties, and obligations of its predecessor hereunder, with like effect as if originally named trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

         No successor trustee shall accept appointment as provided in this
Section 7.10 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08.

         Upon acceptance of appointment by a successor trustee as provided in thisSection 7.10, the Company shall mail to the Noteholders by first-class mail notice thereof. If the Company fails to mail such notice within thirty days after acceptance of appointment by the successor trustee, the successor trustee, shall, in its discretion, cause such notice to be mailed at the expense of the Company.

         SECTION 7.11. Successor to Trustee by merger, consolidation, or succession to business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation, to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, or consolidation.

         SECTION 7.12. Reports by Trustee to Noteholders. Within 60 days after each May 15 beginning with the May 15 first following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each securities exchange on which the Notes are listed. The Company agrees to notify the Trustee whenever the Notes become listed on any securities exchange.

         SECTION 7.13. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                 ARTICLE EIGHT

                           Concerning the Noteholders

         SECTION 8.01. Evidence of action by Noteholder. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, or the taking of any other action) the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 8.05, as of such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by combination of such instrument or instruments and any such record of such meeting of Noteholders.

         SECTION 8.02. Proof of execution of instrument and of holding of Notes. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

         The ownership of Notes shall be proved by the Note Register, or by a certificate of the registrar thereof.

         The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 8.02 as it shall deem reasonable.

         The record of any Noteholders' meeting shall be provided in the manner provided in Section 9.06.

         SECTION 8.03. Who may be deemed owners of Notes. The Company, the Trustee, any paying agent, and any Note registrar may deem and treat the person in whose name any Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal and interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note. Notwithstanding anything to the contrary contained herein, any sale, transfer, or assignment of a Note shall be effective upon registration of the name of the transferee in the Note Register.

         SECTION 8.04. Notes owned by Company or controlled or controlling persons disregarded for certain purposes. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any demand, direction, request, notice, consent, waiver, or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent, or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 8.05. Record date for action by Noteholders. Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any direction, notice, consent, or waiver, or the taking of any other action), other than any action taken at a meeting of Noteholders called pursuant to Article Nine, the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, may request the Trustee to fix a record date for determining Noteholders entitled to notice of and to take any such action. In case the Company or the holders of Notes in the amount specified shall desire to request Noteholders to take any such action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date which shall be a business day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the holders of Notes in the amount above specified may fix the same by mailing written notice thereof (the record date to be fixed to be a business day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 8.05, only persons shown as Noteholders on the registration books of the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of such action by the holders on the record date of the required percentage of the aggregate principal amount of the Notes shall be binding on all Noteholders.

         SECTION 8.06. Instruments executed by Noteholders bind future holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note and any direction, demand, request, waiver, consent, vote, or other action of any Noteholder which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in lieu thereof, irrespective of whether any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee, and all Noteholders.


                                  ARTICLE NINE

                             Noteholders' Meetings

         SECTION 9.01. Purposes for which meetings may be called. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

                 (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six;

                 (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

                 (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.01; or

                 (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture or under applicable law.

         SECTION 9.02. Manner of calling meetings; record date. The Trustee may at any time call a meeting of Noteholders to take any action specified in
Section 9.01, to be held at such time and at such place in the City of Dallas, Texas, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting, and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting to such Noteholders at their registered addresses. For the purpose of determining Noteholders entitled to notice of any meeting of Noteholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than 10 days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Note shall be registered upon the books of the Company on a record date fixed by the Trustee as aforesaid, or by the Company or the Noteholders as in Section
9.03 provided, shall be entitled to notice of the meeting of Noteholders with respect to which such record date was fixed.

         SECTION 9.03. Call of meeting by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 50% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Notes in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in said City of Dallas, Texas, for, such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

         SECTION 9.04. Who may attend and vote at meetings. Only persons entitled to receive notice of meetings of Noteholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Noteholders entitled to vote at any meeting of Noteholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates, and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.02.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         Subject to the provisions ofSection 8.04, at any meeting each Noteholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         At any meeting of Noteholders, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate principal amount of Notes on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

         SECTION 9.06. Manner of voting at meeting and record to be kept. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on each of which shall be subscribed the signature of the Noteholder or proxy casting such ballot and the identifying number or numbers of the Notes held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 9.02. The record shall show the identifying numbers of the Notes voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

         Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 8.01.

         SECTION 9.07. Exercise of rights of Trustee and Noteholders not to be hindered or delayed. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any right expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                  ARTICLE TEN

                            Supplemental Indentures

         SECTION 10.01. Purposes for which supplemental indentures may be entered into without consent of Noteholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

                 (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements, and obligations of the Company pursuant toArticle Eleven;

                 (b) to add to the covenants of the Company such further covenants, restrictions, or conditions as its Board of Directors and the Trustee shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                 (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as shall not adversely affect the interests of the Noteholders; and

                 (d) to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with Notes issued hereunder in fully registered form and to make all appropriate notice provisions and other changes for such purpose.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge, or assignment of any property thereunder, provided that if any such supplemental indenture affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         Any supplemental indenture authorized by the provisions of thisSection
10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

         SECTION 10.02. Modification of Indenture with consent of holders of majority of principal amount of Notes. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding (determined as provided in Section 8.04), or, if a record date is set with respect to such consent in accordance with Section 8.05, as of such record date, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture shall (i) extend the stated maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Notes then outstanding; and provided further that no change or modification shall directly or indirectly modify or eliminate the provisions of Article Three in any manner which might terminate or impair the subordination of the Notes to Senior Indebtedness without the prior written consent of the holders of Senior Indebtedness, or (iii) modify any of the provisions of this Section 10.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

         Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture, provided that if such supplemental indenture affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Noteholders under this Section 10.02, to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.02, the Company shall mail a notice to the Noteholders, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 10.03. Effect of supplemental indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities under this Indenture of the Trustee, the Company, and the Noteholders shall thereafter be determined, exercised, and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 10.04. Notes may bear notation of changes by supplemental indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten, or after any action taken at a Noteholders' meeting pursuant to Article Nine, may bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding.

         SECTION 10.05. Opinion of Counsel. The Trustee may rely upon an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

         SECTION 10.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939 as then in effect if this Indenture shall then be qualified under that Act.


                                 ARTICLE ELEVEN

                         Consolidation, Merger and Sale

         SECTION 11.01. Company may consolidate, etc., on certain terms. Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale, or conveyance shall be upon the condition that (a) immediately after such consolidation, merger, sale, or conveyance the corporation (whether the company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants, and conditions of this Indenture to be kept or performed by the Company; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States of America or any State thereof; and (c) the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture complying with the requirements of Article Ten, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property. If at any time there be any consolidation or merger or sale or conveyance or lease of property to which the covenant of this Section 11.01 is applicable, then in any such event the successor corporation will promptly deliver to the Trustee:

                 (1) an Officers' Certificate stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in thisSection 11.01 have been complied with and the successor corporation is not in default under the provisions of the Indenture; and

                 (2) an Opinion of Counsel stating that in his opinion such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

         SECTION 11.02. Successor corporation to be substituted. In case of any such consolidation, merger, sale, or conveyance and upon the assumption by the successor corporation, in the manner hereinabove provided, of the due and punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation (instead of the Company) and subject to all the terms, conditions, and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         SECTION 11.03. Opinion of Counsel. The Trustee, subject to the provisions ofSections 7.01 and 7.02, may receive and rely on an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, or conveyance, and any such assumption, complies with the provisions of this Article Eleven.


                                 ARTICLE TWELVE

                    Satisfaction and Discharge of Indenture;
                                Unclaimed Moneys

         SECTION 12.01. Satisfaction and discharge of Indenture. If (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost, or stolen and which shall have been replaced or paid as provided in Section 2.07) and not theretofore cancelled, or (b) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds money or U.S. Government Obligations pursuant to the terms of an irrevocable trust agreement satisfactory in form and substance to the Trustee the entire amount sufficient to pay at maturity, without consideration of any reinvestment of principal and interest, or upon redemption of all of such Notes not theretofore cancelled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Trustee shall have received irrevocable written instructions from the Company to apply said amounts to payment of principal and interest on such Notes and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company then (except as otherwise provided in Article Thirteen) this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses theretofore and thereafter incurred by the Trustee in connection with this Indenture or the Notes. In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment dates in such amounts as will provide the necessary funds without reinvestment. The U.S. Government Obligations shall not be callable at the Company's option.

         SECTION 12.02. Application by Trustee of funds deposited for payment of Notes. All moneys deposited with the Trustee pursuant to Section
12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Notes, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

         SECTION 12.03. Repayment of moneys held by paying agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 12.04. Repayment of moneys held by Trustee. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of or interest on any Notes and not applied but remaining unclaimed by the Noteholders for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such paying agent on demand; and thereupon the Trustee and such paying agent shall be released from all further liability with respect to such moneys, and any Noteholders entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that the Trustee or any paying agent before required to make any such repayment may at the expense of the Company mail to each holder or cause to be published once, in a newspaper of general circulation in the City of Dallas, or City of New York, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                ARTICLE THIRTEEN

                    Immunity of Incorporators, Stockholders,
                            Officers, and Directors

         SECTION 13.01. Incorporators, stockholders, officers, and directors of Company exempt from individual liability. No recourse under or upon any obligation, covenant, or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, of director as such, past, present, or future, of the Company or of any successor corporation either directly or through the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, or directors as such, of the Company or of any successor corporation, or any of them, because of the creation of indebtedness hereby authorized, or under or by reason of the obligations, covenants, or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.


                                ARTICLE FOURTEEN

                            Miscellaneous Provisions

         SECTION 14.01. Successors and assigns of Company bound by Indenture. All the covenants, stipulations, promises, and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 14.02. Acts of Board, committee, or officers of successor corporation valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee, or officer of the Company shall and may be done and performed with like force and effect by the like board, committee, or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 14.03. Required notices or demand may be served by mail; waiver. Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders to or on the Company shall be deemed to have been sufficiently given or made, for all purposes, upon receipt at the principal offices of the Company at BSN Corp., 1901 Diplomat, Farmers Branch, Texas 75234, marked to the attention of the

President (until another address is filed by the Company with the Trustee for such purpose). Any notice, direction, request or demand by any Noteholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon receipt at the principal office of the Trustee in the City of Dallas which on the date hereof is located at 1717 Main Street, P.O. Box 2320, Dallas, Texas 75221-2320, Attn: Debt Administration Department.

         Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 14.04. Indenture and Notes to be construed in accordance with the laws of the State of Texas. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of Texas; and for all purposes shall be governed by and construed in accordance with the laws of said State.

         SECTION 14.05. Evidence of compliance with conditions precedent. Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and (4) a statement as to whether, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement, or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representation by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement, or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement, or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement, or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement, or opinion or representations with respect to the matters upon which his certificate, statement, or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement, or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement, or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         SECTION 14.06. Payments due on Saturdays, Sundays, and holidays. In any case where the date of payment of interest on or principal of the Notes or the date fixed for redemption of any Note shall not be a business day then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

         SECTION 14.07. Provisions required by TIA to control. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

         SECTION 14.08. Communications by Noteholders with Other Noteholders. Noteholders may communicate in accordance with TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, and any other person shall have the protection of TIA Section 312(c).

         SECTION 14.09. Provisions of the Indenture and Notes for the sole benefit of the parties, the Noteholders, and holders of Senior Indebtedness. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give any person, firm, or corporation, other than the parties hereto and the Noteholders and holders of Senior Indebtedness, any legal or equitable right, remedy, or claim under or in respect of this Indenture, or under any covenant, condition, or provision herein contained, all its covenants, conditions, and provisions being for the sole benefit of the parties hereto, the Noteholders and the holders of Senior Indebtedness.

         SECTION 14.10. Indenture may be executed in counterparts; Acceptance by Trustee. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         SECTION 14.11. Article and Section headings. The Article and Section references herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 14.12. Action by Executive Committee of Board of Directors. Whenever by the terms of this Indenture any action is permitted or required to be taken by the Board of Directors, such action shall be deemed to have been taken by the Board of Directors if such action is taken by the Executive Committee thereof if such Committee is duly authorized so to act under applicable law and the Company's Restated Certificate of Incorporation and Bylaws.

         SECTION 14.13. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 14.14. Maximum Lawful Rate. It is the intention of the Company to conform strictly to usury laws now or hereafter in effect under applicable law, and in no event shall the Company be required to pay, or any Noteholder be entitled to receive, interest on the Notes at a rate in excess of the highest lawful rate permitted by applicable law, and in no event shall the Company be required to pay, or any Noteholder be entitled to receive, interest on the Notes at a rate in excess of the highest lawful rate permitted by applicable law. To the extent permitted by applicable law, in determining whether the interest paid or payable, under any specific contingency, exceeds the highest lawful rate permitted by applicable law, (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest, (b) any voluntary prepayment and the effect thereof shall be excluded, and (c) the total amount of interest shall be spread throughout the entire contemplated term of the Notes; provided that if any of the Notes are paid prior to their maturity, and if the interest paid on any of the Notes are paid prior to their maturity and if the interest paid on any Note to a Noteholder for the actual period such Note was outstanding exceeds the highest lawful rate permitted by applicable law, any excess shall be repaid to the Company; further provided, however, that the Company shall not take any action pursuant to the voluntary redemption provisions of Section 4.01 which results, or may result, in the requirement for any such repayment.

         The Company shall be solely responsible for the calculation of whether interest paid or payable exceeds for the highest lawful rate permitted by applicable law; and the Trustee shall bear no responsibility for any such calculation or payments made in excess of such rate, nor for any recovery of any such excess payments made to any person.

         IN WITNESS WHEREOF, BSN Corp., has caused this Indenture to be signed and acknowledged by its Chairman of the Board, President, or one of its Vice Presidents; and MTrust

Corp, National Association has caused this Indenture to be signed and acknowledged by one of its officers, all as of the day and year first written above.


                                BSN CORP.


                                By:
                                      ----------------------------------------
                                      Michael J. Blumenfeld

                                Its:  President
                                      ----------------------------------------


                                MTRUST CORP, NATIONAL ASSOCIATION


                                By:
                                      ----------------------------------------

                                Its:
                                      ----------------------------------------

                                   EXHIBIT A

                             [FORM OF FACE OF NOTE]


No. __________________________                           $_____________________


                                   BSN CORP.

                    9-1/4% SENIOR SUBORDINATED NOTE DUE 1996


         BSN CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of _________________________________ DOLLARS, on
November 15, 1996, at the office or agency of the Company in the City of Dallas, Texas, or at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder upon presentment hereof, as hereinafter provided, interest on said principal sum computed on the basis of a 360 day year comprised of twelve 30 day months at the rate per annum specified in the title of this Note, in like coin or currency, from November __, 1989, or, if interest to any subsequent May 15 or November 15, has been paid, from the most recent such May 15 or November 15, semi-annually on May 15 and November 15 in each year, commencing May 15, 1990, or if such date is not a business day (as defined in the Indenture) on the next succeeding business day thereafter until payment of said principal sum has been made or duly provided for. Overdue installments of interest shall bear interest (to the extent permitted by law) at the rate per annum specified in the title of this Note. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the April 30 or October 31, as the case may be, next preceding such May 15 or November 15, or, if such April 30 or October 31 is not a business day, the business day next preceding such April 30 or October 31. Payment of interest may be made at the option of the Company by check mailed by the paying agent to the registered address of the person entitled thereto.

         As provided in the Indenture, this Note shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such state.

         This Note is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place.





                                  Exhibit A-1

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, BSN CORP. has caused this instrument to be duly executed under its corporate seal.

Dated



[Corporate Seal]                                            BSN CORP.



Attest:                                                      By:
       ------------------------------------------               ---------------------------------------------
                       Secretary                                                 President

                           [Form of Reverse of Note]

         This Note is one of a duly authorized issue of Notes of the Company known as its 9-1/4% Senior Subordinated Notes due 1996 (herein referred to as the "Notes"), limited (subject to certain exceptions provided in the Indenture hereinafter referred to) to the aggregate principal amount of twenty-five million dollars ($25,000,000), all issued or to be issued under and pursuant to an Indenture dated as of November 15, 1989 (herein referred to as the "Indenture"), duly executed and delivered between the Company and MTrust Corp, National Association, Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes and for the definitions of certain terms used herein (unless otherwise defined herein).

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes outstanding at the time or outstanding on any such record date may on behalf of the holders of all the Notes waive, prior to such declaration, any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of the Notes.

         The payment of the principal of and interest on this Note is expressly subordinated, as provided in the Indenture, to the payment of all Senior Indebtedness, as defined in the Indenture,





                                  Exhibit A-2
and by acceptance of this Note the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions of the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes outstanding at the time or outstanding on any record date, if any, fixed therefor in accordance with the provisions of the Indenture, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the stated maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof without the consent of the holder of each Note so affected, or
(ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Notes then outstanding; and provided further that no change shall terminate or impair the subordination provisions of the Indenture without the prior written consent of the holders of Senior Indebtedness.

         Any such consent or waiver by the registered holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued in exchange or substitution hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the currency herein prescribed.

         The Notes are issuable as fully registered Notes without coupons in the denominations of $1,000 and any integral multiple of $1,000. At any office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Both principal of and interest on this Note are payable at the office or agency of the Company in The Borough of Manhattan, The City of New York, New York or the City of Dallas, Texas and, at the option of the Company, payment of interest hereon may be made by check mailed to the registered address of the person entitled thereto.

         The Notes are subject to redemption at any time upon not less than 30 nor more than 60 days' notice by first class mail, as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount hereof, plus accrued interest thereon to the date fixed for redemption.





                                  Exhibit A-3

         The transfer of this Note is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at any office or agency of the Company referred to on the face hereof, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto, and upon surrender and cancellation of this Note upon any such transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

         The Company, the Trustee, any paying agent, and any Note registrar may deem and treat the person in whose name this Note shall be registered upon the books of the Company as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director, or employee as such, past, present, or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         MTrust Corp, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

                                      MTRUST CORP,
                                      National Association, as
                                      Trustee



                                      By:
                                         -----------------------------------
                                                Authorized Signer





                                  Exhibit A-4